Exhibit 99.1

NEWS RELEASE
For Immediate Release	Contact:	Shawn Salvatore
August 4, 2004		HB&M 215-440-9800

Rockwood Specialties Completes Acquisition of Four Dynamit
Nobel Businesses To Form New Global Specialty Chemical Group
Combination of highly complementary businesses for specialty chemicals and advanced materials—total revenues estimated to exceed $2.5 billion

        Princeton (NJ), London, Frankfurt/Main—August 4, 2004—Rockwood Specialties Group, Inc., Princeton (NJ), announced today that it has completed the acquisition of four businesses of Dynamit Nobel, Troisdorf (Germany), to form a new specialty chemicals and advanced materials group with pro forma combined revenue of approximately $2.5 billion in 2003. To create this worldwide group, affiliates of Rockwood acquired the Sachtleben, Chemetall, CeramTec and DNES Custom Synthesis divisions of Dynamit Nobel, which was the chemical unit of mg technologies AG, Frankfurt (Germany).

        The four businesses acquired represent total revenue of approximately $1.6 billion in 2003. The businesses are focused on highly specialized markets and products such as white pigments (Sachtleben Chemie GmbH, Duisburg), surface treatment and lithium chemicals (Chemetall GmbH, Frankfurt/Main), ceramics (CeramTec AG, Plochingen) and pharmaceutical intermediates (DNES Custom Synthesis consisting of DNSC, Finorga and Rohner). This transaction establishes one of the world's largest specialty chemical companies, with Europe representing 53% of the combined sales and the U.S. representing 34%.

        Seifi Ghasemi, Rockwood's Chairman and Chief Executive Officer, said: "We are all excited about the future of these businesses. Rockwood is now a leading global specialty chemicals and advanced materials company with first-class technologies across all businesses. The combination of these businesses will create a global organization with estimated annual revenue of more than $2.5 billion, employ approximately 10,000 people, and have operations in more than 30 countries. We will continue to support organic growth across all of our businesses, look for further complementary acquisitions, and maintain the focus on customer-driven innovation."

        The acquisition was funded by affiliates of Kohlberg Kravis Roberts & Co. L.P. (KKR), Rockwood's existing majority shareholder; and affiliates of CSFB Private Equity, part of Credit Suisse First Boston's Alternative Capital Division (ACD); and borrowings under a new senior secured credit facility and a new senior subordinated credit facility.

        The credit facilities were arranged by Credit Suisse First Boston, UBS, and Goldman Sachs. Credit Suisse First Boston and UBS served as financial advisors. Clifford Chance and Simpson Thacher & Bartlett LLP served as Rockwood's legal advisors.

        Rockwood Specialties Group, Inc. is a leading global specialty chemicals and advanced materials company. With the acquisition of the Dynamit Nobel businesses, Rockwood has a worldwide employee base of approximately 10,000 people and revenue of approximately $2.5 billion in 2003 on a pro forma basis. The company focuses on global niche segments of the specialty chemicals and advanced materials markets, including specialty chemicals, performance additives, pigments, advanced ceramics, custom synthesis, specialty compounds and electronics. For more information on Rockwood, please visit www.rocksp.com.

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        Except for historical information contained herein, the information set forth in this communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Specialties Group, Inc. and its subsidiaries ("Rockwood"). Words such as "anticipates," "believes," "estimates," "expects," forecasts," "predicts" and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. "Forward-looking statements" consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood or the four businesses of Dynamit Nobel that Rockwood has acquired. Actual results could differ materially from those projected in Rockwood's forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the "Risk Factors" described in Rockwood's 2003 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.